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                             WDP INVESTMENTS, INC.

                                    BY-LAWS

                                   ARTICLE I

                           MEETINGS OF STOCKHOLDERS

                  Section 1. Place of Meeting and Notice. Meetings of the stockholders of the Corporations hall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

                  Section 2. Annual and Special Meetings. Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the Chairman or President for any purpose and shall be called by the Chairman, President or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 25% of the capital stock of the Corporation. Each such stockholder request shall state the purpose of the proposed meeting.

                  Section 3. Notice. Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

                  Section 4. Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

                  Section 5. Voting. Except as otherwise provided by law, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock entitled to vote thereon.

                                  ARTICLE II

                                   DIRECTORS

                  Section 1. Number, Election and Removal of Directors. The number of Directors that shall constitute the Board of Directors shall be not less than one nor more than fifteen. The Directors shall be elected by stockholders at their annual meeting. Vacancies and newly created

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directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed with or without cause by the stockholders.

                  Section 2. Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman or President and shall be called by the Chairman, President or Secretary if directed by the Board of Directors.

                  Section 3. Notice. At least one business day before each regular or special meeting of the Board of Directors, written or telephonic notice of the time, date and place of the meeting and the purpose or purposes for which the meeting is called, shall be given to each Director. Written notice shall be deemed to have been given to a Director in accordance with the preceding sentence when such notice is sent by facsimile transmission or otherwise delivered to the principal place of business of each such Director within the time restrictions as set forth in this Section herein.

                  Section 4. Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

                  Section 5. Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including, without limitation, and Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member.

                                  ARTICLE III

                                   OFFICERS

                  The officers of the Corporation shall consist of a Chairman, a President, a Secretary, a Treasurer, and may consist of Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the Chairman or President with or without cause. Any officer elected or appointed by the Board of

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Directors may be removed by the Board of Directors with or without cause. In addition to the powers and duties set forth below, such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices.

         (a) Chairman. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors.

         (b) President. The President shall be the chief executive officer of the Corporation; in the absence of the Chairman, he shall preside at meetings of the stockholders and of the Board of Directors; he shall have the management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         (c) Vice Presidents. During the absence or disability of the President, the Vice President, or if there are more than one, the Executive Vice President, shall have all the powers and function of the President. Each Vice President shall perform such other duties as the Board of Directors shall prescribe.

         (d) Secretary. The Secretary shall: attend all meetings of the Board of Directors and all meetings of the stockholders; record all votes and minutes of all proceedings in a book to be kept for that purpose; give or cause to be given notice of all meetings of stockholders and of the special meetings of the Board of Directors; keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors; when required, prepare a list of stockholders or cause to be prepared and available at each meeting of stockholders entitled to vote thereat, indicating the number of shares of each respective class held by each; keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner; and perform such other duties as may be prescribed by the Board of Directors.

         (e) Assistant Secretaries. During the absence of disability of the Secretary, the Assistant Secretary, or if there are more than one, the one so designated by the Secretary or by the Board of Directors, shall have all the powers and functions of the Secretary,

         (e) Treasurer. The Treasurer shall: have the custody of the corporate funds and securities; keep full and accurate accounts of receipts and disbursements in the corporate books; deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by teh Board of Directors; disburse teh funds of teh Corporation as may be ordered or authorized by the Board of Directors and preserve proper vouchers for such disbursements; render to the Chairman, President and Board of Directors at the regular meetings of the Board of Directors, or whenever they require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation; render a full financial report at the annual meetings of the stockholders if so requested; be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the Corporation; and perform such other duties as are given to him by the By-Laws or as from time to time are assigned to him by the Board of Directors or the President.

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         (g) Assistant Treasurers. During the absence or disability of the
         Treasurer, the Assistant Treasurer, or if there are more than one, the one so designated by the Secretary or by the Board of Directors, shall have all the powers and functions of the Treasurer.

                                  ARTICLE IV

                                INDEMNIFICATION

                  To the fullest extent permitted by the Delaware General Corporation Law, the Corporation shall indemnify any current or former Director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he or she was or is a party by reason of his or her current or former position with the Corporation or by reason of the fact that he or she is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                                   ARTICLE V

                              GENERAL PROVISIONS

                  Section 1. Notices. Whenever any statute, the Certificate of Incorporation or these By-Laws require notice to be given to any Director or stockholder, such notice may be given in writing by mail, addressed to such Director or stockholder at his or her address as it appears in the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given by telegram or by facsimile transmission.

                  Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.